                                  EXHIBIT 99.5

                                     ANNEX A

INDEX TO FINANCIAL STATEMENTS OF ROGERS CASEY & ASSOCIATES, INC. AND
SUBSIDIARIES


     INTERIM STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 (UNAUDITED):

          Condensed Consolidated Balance Sheet,  March 31, 1996

          Condensed Consolidated Statement of Operations, For the three months ended March 31, 1996 and 1995

          Condensed Consolidated Statement of Cash Flows, For the three months ended March 31, 1996 and 1995

          Notes to Condensed Consolidated Financial Statements

     ANNUAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994:

          Report of Independent Accountants

          Consolidated Balance Sheets, December 31, 1995 and 1994

          Consolidated Statements of Operations, for the years ended
               December 31, 1995 and 1994

          Consolidated Statements of Changes in Stockholders' Equity,
               For the years ended December 31, 1995 and 1994

          Consolidated Statements of Cash Flows, For the years ended
               December 31, 1995 and 1994

          Notes to Consolidated Financial Statements


     ANNUAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1993 (UNAUDITED):

          Consolidated Balance Sheet, December 31, 1993

          Consolidated Statement of Operations, For the year ended
               December 31, 1993

          Consolidated Statement of Changes in Stockholders'
               Equity, For the year ended December 31, 1993

          Consolidated Statement of Cash Flows, For the year ended December 31, 1993

          Notes to Consolidated Financial Statements

                ROGERS, CASEY & ASSOCIATES, INC. AND SUBSIDIARIES

               INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                   (UNAUDITED)

ROGERS CASEY & ASSOCIATES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET, MARCH 31, 1996
(UNAUDITED)

  ASSETS:
Current Assets:
  Cash and cash equivalents                                        $  522,179
  Receivable from employees                                           115,398
  Accounts receivable                                               1,695,596
  Unbilled receivables                                              1,988,821
  Prepaid expenses & other                                            205,593
                                                                   ----------
     Total current assets                                           4,527,587
                                                                   ----------
Fixed Assets:
  Office Equipment                                                  1,423,670
  Furniture & Fixtures                                                893,871
  Leasehold Improvements                                              314,890
                                                                   ----------
                                                                    2,632,431
  Less, Accumulated depreciation and amortization                   1,681,635
                                                                   ----------
     Total fixed assets, net                                          950,796
                                                                   ----------
Intangible assets:
  Organization costs, net of accumulated amortization of $117,495           0
  Goodwill, net of accumulated amortization of $86,296                294,292
                                                                   ----------
     Total intangible assets                                          294,292
                                                                   ----------

Other non-current assets                                              679,388

                                                                   ----------
     Total assets                                                  $6,452,063
                                                                   ----------
                                                                   ----------

     LIABILITIES and STOCKHOLDERS' EQUITY:
Current Liabilities:
  Short-term debt                                                  $1,825,000
  Long-term debt, current portion                                     466,938
  Notes payable to related parties, current portion                   154,779
  Accounts payable                                                    713,038
  Accrued expenses                                                  1,725,986
  Deferred revenues                                                   362,950
                                                                   ----------
     Total current liabilities                                      5,248,691

  Deferred Taxes                                                       30,444
  Long-term debt                                                            0
  Deferred rent payable                                               253,933
  Note payable to related parties                                     125,407

                                                                   ----------
     Total Liabilities                                              5,658,475
                                                                   ----------
Stockholders' equity:
  Common Stock, $.10 par value; 200,000 shares authorized;
     112,156 shares issued; 100,169 shares outstanding                 11,215
  Capital in excess of par                                          3,046,895
  Accumulated deficit                                              (1,145,692)
  Treasury Stock, at cost, 11,987 shares                           (1,075,841)
  Unamortized deferred compensation                                   (42,989)

                                                                   ----------
     Total stockholders' equity                                       793,588

                                                                   ----------
     Total liabilities and stockholders' equity                    $6,452,063
                                                                   ----------
                                                                   ----------

ROGERS CASEY & ASSOCIATES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
(UNAUDITED)




                                                    1996           1995
                                                 ----------     ----------

Revenues                                         $4,378,256     $3,373,350
                                                 ----------     ----------

Operating Expenses:
  Compensation and benefits                       2,678,013      2,524,488
  Selling, general and administrative             1,493,345      1,182,625
                                                 ----------     ----------
  Total operating expenses                        4,171,358      3,707,113

                                                 ----------     ----------
  Operating income (loss)                           206,898       (333,763)

Interest income                                       2,186          7,365
Interest expense                                    (60,477)       (29,293)

                                                 ----------     ----------
  Income (loss) before income taxes                 148,607       (355,691)

Income tax benefit (expense)                        (85,000)        26,090

                                                 ----------     ----------
  Net income (loss)                                 $63,607      ($329,601)
                                                 ----------     ----------
                                                 ----------     ----------

ROGERS CASEY & ASSOCIATES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
(UNAUDITED)


                                                                        1996           1995
                                                                     ----------     ----------
Cash flows from operating activities:
  Net income (loss)                                                     $63,607      ($329,601)
  Adjustments to reconcile net income (loss) to cash
     provided by (used in) operating activities:
        Depreciation and amortization                                    83,733         97,010
        Increase in vested options and common stock                      59,000         56,070
        Changes in current assets and liabilities:
           Decrease (increase) in receivable from employees              26,693         64,377
           Decrease (increase) in accounts receivable                  (146,320)      (139,611)
           Decrease (increase) in unbilled receivables                   88,106        (36,934)
           Decrease (increase) in prepaid expenses and other            133,412        (89,246)
           Increase (decrease) in accounts payable                     (233,971)      (324,061)
           Increase (decrease) in accrued expenses                      (71,254)       152,580
           Increase (decrease) in deferred revenue                       14,609          8,034
           Decrease (increase) in other non-current operating assets     13,455        (33,844)

                                                                     ----------     ----------
              Net cash provided by (used in) operating activities        31,070       (575,226)
                                                                     ----------     ----------

Cash flows from investing activities:
  Acquisition of fixed assets                                            (4,458)       (41,201)

                                                                     ----------     ----------
              Net cash used by investing activities                      (4,458)       (41,201)
                                                                     ----------     ----------

Cash flows from financing activities:
  Increase in short-term debt and long-term debt, current portion       372,765        375,000
  Repayment of long-term debt                                           (27,703)       (27,703)
  Repayment of note payable to related party                            (12,404)             0
  Proceeds from subscribed stock notes receivable                             0         92,578

                                                                     ----------     ----------
              Net cash provided by financing activities                 332,658        439,875
                                                                     ----------     ----------

              Net increase (decrease) in cash and cash equivalents      359,270       (176,552)

Cash and cash equivalents, January 1,                                   162,909        136,040

                                                                     ----------     ----------
              Cash and cash equivalents, March 31,                     $522,179       ($40,512)
                                                                     ----------     ----------
                                                                     ----------     ----------


Supplemental disclosure of cash flow information:
  Cash paid during the three months for:
     Interest                                                           $68,755        $21,073
     Income taxes                                                        $3,000         $2,700


                ROGERS, CASEY & ASSOCIATES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS






1.        BASIS OF PRESENTATION

          The accompanying condensed consolidated financial statements include Rogers, Casey & Associates, Inc. (the "Company") and its subsidiaries, Rogers, Casey Consulting, Inc., Rogers, Casey Alternative Investment, Inc., Rogers, Casey Investment Advisors, Inc. and Rogers, Casey Manager Services, Inc.

          In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments (consisting of normal recurring entries) necessary to present fairly the financial position of the Company as of March 31, 1996 and 1995 and the results of its operations and cash flows for the periods presented in conformity with generally accepted accounting principles. The results of operations for each interim period is not necessarily indicative of results of operations for a full year. It is suggested that these condensed consolidated financial statements be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the annual financial statement.

                               COOPERS & LYBRAND L.L.P.

                   ROGERS CASEY & ASSOCIATES, INC. and SUBSIDIARIES

                          CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                     [LETTERHEAD]

REPORT of INDEPENDENT ACCOUNTANTS



To the Stockholders' of
Rogers Casey & Associates, Inc. and Subsidiaries:


We have audited the accompanying consolidated balance sheets of Rogers Casey & Associates, Inc. and Subsidiaries (the "Company") as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. The financial statements as of and for the year ended December 31, 1994 have been restated as described in Note 11. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Rogers Casey & Associates, Inc. and Subsidiaries as of December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/ Coopers & Lybrand L.L.P.

New York, New York
April 2, 1996, except for Note 12,
as to which the dates are April 24 and April 25, 1996.

ROGERS CASEY & ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS, DECEMBER 31, 1995 AND 1994


                                    ASSETS:                                              1995           1994
                                                                                     ----------     ----------
Current assets:
   Cash and cash equivalents                                                         $  162,909     $  136,040
   Receivable from employees                                                            142,091        154,986
   Accounts receivable                                                                1,549,408      1,513,830
   Unbilled receivables                                                               2,076,927      1,419,432
   Prepaid expenses and other                                                           339,005        231,105
                                                                                     ----------     ----------
         Total current assets                                                         4,270,340      3,455,393
                                                                                     ----------     ----------

Fixed assets:
   Office equipment                                                                   1,423,670      1,203,685
   Furniture and fixtures                                                               889,413        855,667
   Leasehold improvements                                                               314,890        299,410
                                                                                     ----------     ----------

                                                                                      2,627,973      2,358,762

      Less, Accumulated depreciation and amortization                                 1,600,280      1,210,833
                                                                                     ----------     ----------

         Total fixed assets, net                                                      1,027,693      1,147,929

Intangible assets:
   Organization costs, net of accumulated amortization of $117,345  in 1994                   -            150
   Goodwill, net of accumulated amortization of $83,918 and $44,403
      in 1995 and 1994, respectively                                                    296,670        336,185
                                                                                     ----------     ----------

         Total intangible assets                                                        296,670        336,335
                                                                                     ----------     ----------

Other non-current assets                                                                692,843        136,095
                                                                                     ----------     ----------

         Total assets                                                                $6,287,546     $5,075,752
                                                                                     ----------     ----------
                                                                                     ----------     ----------

                        LIABILITIES and STOCKHOLDERS' EQUITY:

Current liabilities:
   Short-term debt                                                                   $1,475,000     $  200,000
   Long-term debt, current portion                                                      413,289        129,996
   Note payable to related parties, current portion                                     154,779        139,054
   Accounts payable                                                                     947,009        621,710
   Accrued payroll                                                                    1,164,968        707,590
   Accrued expenses                                                                     632,404        506,676
   Deferred revenue                                                                     348,341        634,618
                                                                                     ----------     ----------
         Total current liabilities                                                    5,135,790      2,939,644

Deferred taxes                                                                           30,444          1,173
Long-term debt                                                                           63,383        476,672
Deferred rent payable                                                                   249,137        234,749
Note payable to related parties                                                         137,811        245,421
                                                                                     ----------     ----------

         Total liabilities                                                            5,616,565      3,897,659
                                                                                     ----------     ----------

Commitments and contingencies

Stockholders' equity:
   Common stock, $.10 par value; 200,000 shares authorized;
      112,156 shares issued; 100,169 and 95,511 shares outstanding
      at December 31, 1995 and 1994, respectively                                        11,215         11,215
   Capital in excess of par                                                           2,996,895      2,829,330
   Common stock subscribed, 7,814 shares                                                      -       (315,224)
   Accumulated deficit                                                               (1,209,299)      (474,956)
   Treasury stock, at cost, 11,987 and 8,831 shares
      at December 31, 1995 and 1994, respectively                                    (1,075,841)      (763,568)
   Unamortized deferred compensation                                                    (51,989)      (108,704)
                                                                                     ----------     ----------
         Total stockholders' equity                                                     670,981      1,178,093
                                                                                     ----------     ----------

         Total liabilities and stockholders' equity                                  $6,287,546     $5,075,752
                                                                                     ----------     ----------
                                                                                     ----------     ----------


The accompanying notes are an integral part of the consolidated financial statements.

ROGERS CASEY & ASSOCIATES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994






                                                    1995           1994
                                               ------------   ------------

Revenues                                       $ 15,758,226   $ 12,436,599
                                               ------------   ------------

Operating expenses:
  Compensation and benefits                      10,364,831      8,265,802
  Selling, general and administrative             6,054,812      4,382,376
                                               ------------   ------------

        Total operating expenses                 16,419,643     12,648,178
                                               ------------   ------------

        Operating loss                             (661,417)      (211,579)

Interest income                                      27,739         38,891
Interest expense                                   (158,793)       (59,729)
                                               ------------   ------------

        Loss before income taxes                   (792,471)      (232,417)

Income tax (benefit)                                (58,128)       (63,912)
                                               ------------   ------------

        Net  loss                              $   (734,343)  $   (168,505)
                                               ------------   ------------
                                               ------------   ------------

The accompanying notes are an integral part of the consolidated financial statements.

ROGERS CASEY & ASSOCIATES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS of CHANGES in STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994




                                            Capital in       Common                                    Unamortized      Total
                                Common      Excess of        Stock       Accumulated       Treasury     Deferred      Stockholders'
                                Stock           Par        Subscribed      Deficit          Stock      Compensation     Equity
                            ------------   ------------   ------------   ------------   ------------   ------------   ------------
Balance, December 31, 1993  $     11,215   $  2,730,839   $   (325,224)  $   (306,451)  $   (763,568)  $   (165,419)  $  1,181,392
                            ------------   ------------   ------------   ------------   ------------   ------------   ------------

 Net loss                              -              -              -       (168,505)             -              -       (168,505)

 Stock option compensation             -         98,491              -              -              -              -         98,491

 Vesting of restricted stock           -              -              -                             -         56,715         56,715

 Proceeds from subscribed
  stock notes receivable               -              -         10,000              -              -              -         10,000
                            ------------   ------------   ------------   ------------   ------------   ------------   ------------

Balance, December 31, 1994        11,215      2,829,330       (315,224)      (474,956)      (763,568)      (108,704)     1,178,093

 Net loss                              -              -              -       (734,343)             -              -       (734,343)

 Stock option compensation             -        175,505              -              -              -              -        175,505

 Treasury stock purchased              -              -              -              -       (312,273)             -       (312,273)

 Proceeds from subscribed
  stock notes receivable               -              -        315,224              -              -              -        315,224

 Vesting of restricted stock           -              -              -              -              -         48,775         48,775

 Restricted  stock forfeited           -         (7,940)             -              -              -          7,940              0
                            ------------   ------------   ------------   ------------   ------------   ------------   ------------

Balance, December 31, 1995  $     11,215   $  2,996,895   $          -  $  (1,209,299) $  (1,075,841)   $   (51,989)  $    670,981
                            ------------   ------------   ------------   ------------   ------------   ------------   ------------
                            ------------   ------------   ------------   ------------   ------------   ------------   ------------

 The accompanying notes are an integral part of the consolidated financial statements.

ROGERS CASEY & ASSOCIATES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994



                                                                              1995           1994
                                                                         -----------    -----------
Cash flows from operating activities:
  Net  loss                                                              $  (734,343)   $  (168,505)
  Adjustments to reconcile net loss to cash (used in)
     provided by operating activities:
        Depreciation and amortization                                        454,199        252,203
        Loss on disposal of fixed assets                                           -         10,491
        Deferred tax (benefit) provision                                     (60,235)         1,173
        Increase in vested options and common stock                          224,280        155,206
        Increase in deferred rent payable                                     14,388        234,749
        Changes in current assets and liabilities:
           Decrease in receivable from employees                              12,895              -
           (Increase) in accounts receivable                                 (35,578)      (993,451)
           (Increase) in unbilled receivables                               (657,495)      (290,109)
           Increase in prepaid expenses and other                            (18,394)       (84,449)
           Increase in accounts payable                                      325,299        528,617
           Increase in accrued expenses and payroll                          583,106        581,127
           (Decrease) increase in deferred revenue                          (286,277)        32,124
           (Increase) decrease in other non-current operating assets         (68,545)        21,679
                                                                         -----------    -----------

              Net cash (used in) provided by operating activities           (246,700)       280,855
                                                                         -----------    -----------

Cash flows from investing activities:
  Acquisition of fixed assets                                               (269,211)      (986,701)
  Increase in other non-current assets                                      (510,290)      (118,916)
                                                                         -----------    -----------

           Net cash (used in) activities                                    (779,501)    (1,105,617)
                                                                         -----------    -----------

Cash flows from financing activities:
  Increase in short-term debt and long-term debt, current portion          1,558,293        200,000
  Proceeds from issuance of long-term debt                                         -        650,000
  Repayment of long-term debt                                               (130,000)       (43,332)
  Reclassification of long-term debt to current                             (283,293)             -
  Issuance of note payable to related party                                   47,169              -
  Repayment of note payable to related party                                (139,054)      (182,691)
  Proceeds from subscribed stock notes receivable                            185,781         10,000
  Acquisition of treasury stock                                             (185,826)    -
                                                                         -----------    -----------

           Net cash provided by financing activities                       1,053,070        633,977
                                                                         -----------    -----------

           Net increase (decrease) in cash and cash equivalents               26,869       (190,785)

Cash and cash equivalents, beginning of year                                 136,040        326,825
                                                                         -----------    -----------

Cash and cash equivalents, end of year                                   $   162,909    $   136,040
                                                                         -----------    -----------
                                                                         -----------    -----------

Supplemental disclosure of cash flow information:
     Interest paid                                                       $   135,836    $    55,300
     Income taxes paid                                                   $     8,200    $     5,400


ROGERS CASEY & ASSOCIATES, INC. AND SUBSIDIARIES

The accompanying notes are an integral part of the consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION

    Rogers Casey & Associates, Inc. (the "Company") was formed through the acquisition of a subsidiary company of Rogers Casey & Barksdale, Inc. The acquisition was completed by means of a tax-free reorganization finalized on February 3, 1989.

    The Company offers a broad scope of investment related services to its clients, primarily located in the United States, who consist of pension funds or major corporations acting on behalf of their pension funds, who have responsibility for administering large pools of assets in pension funds and defined contribution programs. The services include full service investment consulting, consulting in the area of alternative investments, special advisory programs and investment manager diagnostics.

    The Company's subsidiaries are as follows:

         Rogers Casey Consulting, Inc. - Provides services and consultation to build a strong investment program to meet client goals. The firm assists in financial planning, developing the appropriate asset mix, conducting special studies as needed, assisting in manager and fund selection, and monitoring performance.

         Rogers Casey Alternative Investments, Inc. - Assists clients with asset allocation and evaluation of specific investment vehicles within the alternative asset sectors. This subsidiary offers specialized consulting and managerial services including real estate, venture capital, oil and gas, LBOs, and special situation funds.

         Rogers Casey Investment Advisors, Inc. - Manages a limited number of investment programs. Investment programs currently offered include: segregated programs that follow a multiple-manager approach for retirement, thrift and 401(k) plan assets, Fulfillment funds, Style Funds and Development Funds.

         Rogers Casey Manager Services, Inc. - Assists investment managers in formulating strategic business plans. Also offers advisory services to those interested in evaluating investment managers for potential mergers and/or acquisitions.

2.  SIGNIFICANT ACCOUNTING POLICIES

    CONSOLIDATION:

    The consolidated financial statements include all wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

    GENERAL:

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of


CONTINUED                                                                      8

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    the financial statements and the reported amounts or revenues and expenses during the reporting periods. Actual results may differ from those estimates.


CONTINUED                                                                      9

    RECLASSIFICATIONS:

    Certain reclassifications were made to the 1994 financial statements to conform to the current year presentation.

    DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

    The carrying amounts of cash, receivables from employees, accounts receivable, unbilled receivables, prepaid expenses and other, accounts payable, accrued expenses and deferred revenue approximate fair value because of the short maturity of these items.

    The carrying amounts of short-term and long-term debt, and notes payable to related parties approximate fair value because interest rates on these instruments change with market interest rates.

    FIXED ASSETS:

    Fixed assets are recorded at cost and are depreciated over five to seven years using an accelerated method. Leasehold improvements are amortized over the lesser of the lease terms or the estimated useful lives of the improvements.

    Expenditures for maintenance and repairs are charged to expense as incurred. Expenditures which materially increase values, change capacities or extend useful lives are capitalized. Upon sale or retirement, the costs and related accumulated depreciation or amortization are eliminated from the respective accounts and the resulting gain or loss is included in operations.

    INTANGIBLE ASSETS:

    Organization costs have been amortized using the straight-line method over five years and are fully amortized at December 31, 1995.

    Goodwill represents the excess of the purchase price over the fair value of certain net assets acquired from Berg Fiduciary Consultants, Inc. on April 27, 1990. Goodwill is being amortized on a straight-line basis over a fifteen year period. The Company periodically reviews goodwill to assess its recoverability and to determine whether any impairment has occurred.
    In making such determination, the Company evaluates the performance, on an undiscounted basis, of the underlying business which gave rise to such amount.

    CAPITALIZED SOFTWARE COSTS:

    Certain costs of internally developed software to be sold or otherwise marketed have been capitalized and are being amortized over the shorter of its economic useful life or five years.

    During 1995, the Company incurred approximately $121,000 of research and development expenses related to its software product. All research and development costs have been expensed.


CONTINUED                                                                     10

    CASH AND CASH EQUIVALENTS:

    For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less from the date of acquisition to be cash equivalents.

    REVENUE RECOGNITION:

    Revenues related to performing investment advisory services and delivering business publications or software subscriptions are recognized at the time services are performed or publications are mailed. Deferred revenues represent proceeds received in advance of performing services or mailing publications.

    INCOME TAXES:

    The Company utilizes the asset and liability method of accounting for deferred income taxes. This method requires the recognition of deferred tax assets and liabilities for the expected future tax consequence of differences between tax and financial reporting bases of assets and liabilities.

    The provision for income taxes differs from the amounts currently payable because of temporary differences in the recognition of certain income and expense items for financial reporting and tax reporting purposes, primarily depreciation and amortization related to leasehold improvements. In addition, income tax expense includes the effect of changes in the Company's assessment of the recoverability of its net deferred tax assets, if any.

    CONCENTRATIONS:

    The Company generated approximately 11% of its revenues from one customer for the year ended December 31, 1995. The Company maintains all of its cash and cash equivalents with, and obtains all of its financing from, one financial institution.

    NEWLY ISSUED ACCOUNTING STANDARDS

    The Company does not intend to adopt the measurement provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation".


CONTINUED                                                                     11

3.  OTHER NON-CURRENT ASSETS

    Other non-current assets for the years ended December 31, 1995 and 1994 consist of the following:

                                                         1995           1994
                                                      ----------     ----------

    Cash surrender value of life insurance            $  173,944     $  109,772
    Capitalized software costs, net of accumulated
         amortization of $25,087 in 1995                 497,556         16,960
    Other                                                 21,343          9,363
                                                      ----------     ----------

                                                      $  692,843     $  136,095
                                                      ----------     ----------
                                                      ----------     ----------


4.  LONG-TERM DEBT AND REVOLVING CREDIT LINE

    As of December 31, 1995 and 1994, long-term debt consisted of a term loan agreement maturing August 1, 1999, providing for monthly installments of $10,833 or $130,000 annually. The note bears interest at .50% above the
    bank's prime rate (8.50% at December 31, 1995 and 1994).   Interest expense
    related to the term loan agreement was $50,707 and $21,829 in 1995 and 1994, respectively. Aggregate maturities of long-term debt and related party notes (Note 5) are as follows: 1996 - $284,779; 1997 - $252,088;
    1998 - $145,723 and 1999 - $86,672.

    The Company has a revolving credit line maturing June 15, 1996 with a bank which is renewable each year. The maximum borrowing capability under the revolving credit line is $2,000,000 and $500,000 as of December 31, 1995 and 1994, respectively. As of December 31, 1995 and 1994, there was $1,475,000 and $200,000 outstanding under this credit line.

    The revolving credit line bears interest at .50% above the bank's prime rate (8.50% at December 31, 1995 and 1994). Interest expense related to the revolving credit line was $70,535 and $3,844 for the years ended December 31, 1995 and 1994, respectively. The Company's assets were pledged as collateral under these agreements subject to a State of Connecticut lien on certain property.

    Under the long term debt agreement, the Company is required to comply with certain covenants. These covenants require the Company to not cause or permit the following: incur or permit any lien, mortgage or encumbrance against any of its assets; incur any indebtedness; sell, lease, pledge or dispose of any collateral; assume or guarantee obligations of others; merge or consolidate with any corporation; acquire stocks or obligations of another entity or declare a dividend or other distribution. In addition, the Company is required to maintain certain levels of working capital and tangible net worth along with certain financial ratios.

    The Company failed to meet certain financial ratios required under its long-term debt agreement as of December 31, 1995.


CONTINUED                                                                     12

    On April 2, 1996, the Company refinanced its revolving credit line and long-term debt with a new financial institution with the following terms:

         A revolving credit line, payable on demand, maximum of $1,250,000, expiring on April 15, 1997. Borrowings are limited to eligible accounts receivable.

         A term note for $476,000, with equal monthly principal payments of $10,833, beginning on April 15, 1996. Any remaining balance on the loan is payable in full no later than August 15, 1999.

         A term loan for $1,000,000, with equal monthly principal payments of $52,632, beginning on June 15, 1996. Any remaining balance is payable in full no later than December 31, 1997.

    Interest on all of these loans is based upon the financial institution's prime lending rate, plus 50 basis points. The rate on April 2, 1996 was 8.25%. All of the Company's assets are pledged as collateral under this agreement, subject to a State of Connecticut lien on certain property. Aggregate maturities of long-term debt and related party notes (Note 5) after refinancing are as follows: 1996 - $568,068; 1997 - $936,292; 1998 -
    $145,719 and 1999 - $118,511.

    The borrowing agreement establishes several financial covenants including:

         Minimum current ratio of 1.10 to 1.00, where the numerator is defined as current assets, and the denominator is defined as current liabilities.

         Minimum Working Capital of $1,000,000 on December 31, 1996 and thereafter. Working Capital is defined as total current assets minus total current liabilities.

         Minimum debt service ratio shall be 1.20 to 1.00 measured quarterly, beginning March 31, 1996. The numerator is defined as net income plus depreciation and amortization minus capital expenditures, while the denominator is defined as current maturities of long-term debt plus current obligations under capital leases.

         Minimum capital funds (tangible net worth plus subordinated debt) shall not be less than $2,500,000 at December 31, 1996 and thereafter.

         Total liabilities minus subordinated debt to tangible net worth plus subordinated debt will not be more than 1.50 to 1.00 at any time after December 31, 1996.

         The Borrower will receive at least $1,500,000 in additional capital no later than December 31, 1996.

    Management intends to implement various cost control measures to return the Company to profitability, and seek additional equity capital from current and/or external investors to meet the financial requirements of its new debt agreement.


CONTINUED                                                                     13

5.  NOTES PAYABLE TO RELATED PARTIES

    The Company repurchased 3,156 shares of its stock in 1995 from former officers of the Company. The shares of stock were purchased at fair market value of $312,273 for a combination of cash and notes payable, determined in accordance with the Company's Employee Stock Purchase Plan. Balances of notes payable for all related party stock repurchases at December 31, 1995 and 1994 are as follows:



                                                                    1995           1994
                                                                 ---------      ---------
Note payable to related party, due in annual installments
  of $20,245 through September 27, 1996                          $  20,245      $  40,489

Note payable to related party, due in annual installments
  of $12,448 through July 30, 1996                                  12,448         24,895

Note payable to related party, due with a single payment
  of $150,000 on August 1, 1994 and then in annual
  installments thereafter of $106,364 through August 1, 1997       212,728        319,091

Note payable to related party, due in annual installments
of $12,404 through March 15, 1998                                   37,211              -

Note payable to related party, due in annual installments
  of $3,319 through September 15, 1998                               9,958              -
                                                                 ---------      ---------

                                                                   292,590        384,475

     Less, Current portion                                        (154,779)      (139,054)
                                                                 ---------      ---------

                                                                 $ 137,811      $ 245,421
                                                                 ---------      ---------
                                                                 ---------      ---------


    The notes bear interest at prime (8.50% at December 31, 1995 and 1994). Interest expense related to the notes was $32,000 and $34,055 in 1995 and 1994, respectively. The notes are subordinate to the revolving credit line agreement.

6.  COMMITMENTS AND CONTINGENCIES

    In 1994, the Company moved its operations to a new location subject to a noncancellable operating lease which expires on May 24, 2004. There were no costs to the Company to terminate its existing lease.

    Future minimum rental commitments under the new lease are as follows:

              Years ending December 31:
              1996                          $    542,520
              1997                               542,520
              1998                               542,520
              1999                               616,500
              2000                               616,500
              Thereafter                       2,106,375
                                            ------------
                                            $  4,966,935
                                            ------------
                                            ------------


CONTINUED                                                                     14

    Rent expense under the new operating lease was $581,606 and $336,826 for the years ended December 31, 1995 and 1994, respectively.

    Rent expense, including storage space under the old operating lease was $205,811 for the year ended December 31, 1994.

    The Company entered into an Incentive Compensation Agreement with one of its employees in 1990, which entitled the employee to receive commissions for generating new clients. The agreement was terminated June 30, 1994.
    As a result of the termination, the Company agreed to pay commissions to
    the employee for clients generated as of June 30, 1994.   The amount due to
    the employee as of December 31, 1995 was $154,139. In addition, the Company is obligated to pay future commissions to this employee subject to on going relationships with such customers through December 31, 1997, with a maximum future obligation of approximately $125,000.

    The Company has other commitments as described in Notes 8 and 11.

7.  GRANTS

    During 1994, the Company received a grant from the State of Connecticut. The grant of $175,000 was to be used for the purchase of capital equipment and to offset the cost of other allowable moving expenditures, as specified by the grant. As of December 31, 1994, the Company recognized $125,000 of the grant as income to offset allowable moving expenditures. As of December 31, 1995 and 1994, the Company recognized $16,326 and $5,000 as an offset to depreciation expense for allowable capital equipment purchases. The remaining portion of the grant has been deferred and will be used to offset future depreciation expense.

    The Company is required to repay, in whole, the grant plus accrued interest at 7.5% per year in the event that the Company does not meet certain conditions through December 31, 2004. These conditions require the Company to maintain its primary operations in the State of Connecticut, through December 31, 2004, and employ a total of 108 full-time positions in the State by June 11, 1996. The State of Connecticut has stated its intention to extend the date for the employment condition if the Company is unable to meet the deadline. Under the grant agreement, the State of Connecticut has been given a first lien on certain furniture, fixtures and computer equipment acquired after March 15, 1994, up to a value of $219,000 which represents 125% of the grant amount.

8.  COMMON STOCK SUBSCRIBED

    On December 20, 1990, five employees entered into an agreement with the Company to purchase the Company's common stock at fair market value determined in accordance with the Company's Shareholders' Agreement (the "Plan"). The Plan contains, among other provisions,


CONTINUED                                                                     15
    limitations on the transfer of shares and mandatory repurchase requirements by the Company upon the occurrence of certain events such as death, disability, retirement, termination of employment and performance of services for compensation for any competitor of the Company.

    Notes relating to these purchases totaled $307,197 payable to the Company in installments through March 1, 1995 plus annual interest at the prime rate plus 1% based upon the rate at March 1 of the prior year. Payments for these notes, amounted to $55,294 for the year ended December 31, 1995. Interest income related to these notes was $4,861 and $3,870 in 1995 and 1994, respectively. These notes were collateralized by the common stock purchased.

    On December 28, 1993, 19 employees entered into agreements with the Company to purchase the Company's common stock under the terms described above. Twelve of the employees executed notes totalling $269,931 payable to the Company due in installments through December 28, 1995, plus annual interest at the prime rate based upon the prime rate at December 28 of the prior year. Payments for these notes amounted to $259,931 and $10,000 for the years ended December 31, 1995 and 1994, respectively. Interest income related to these notes was $12,813 and $16,196 in 1995 and 1994, respectively. These notes were collateralized by the common stock purchased.

9.  EMPLOYEE BENEFIT PLANS

    The Company has two qualified defined contribution retirement plans. The 401(k) plan consists of contributions by the employees with a discretionary Company match of $80,851 and $65,995 in 1995 and 1994, respectively.

    The Company has a profit sharing and savings plan covering substantially all of its full-time employees. Company contributions to this plan are approved annually by the plan trustees and are distributed to participants in accordance with the terms of the plan. Contributions by the Company to the plan for 1995 and 1994 amounted to $300,000 per year.


CONTINUED                                                                     16

10. INCOME TAXES

    The provision (benefit) for income taxes for the years ended December 31, 1995 and 1994 consisted of the following:

                                           1995           1994
                                       ----------     ----------

    Current:
         Federal                       $        -     $  (63,696)
         State and local                    2,107         (1,389)
                                       ----------     ----------
                                            2,107        (65,085)
                                       ----------     ----------

    Deferred:
         Federal                          (60,235)         4,481
         State and local                        -         (3,308)
                                       ----------     ----------
                                          (60,235)         1,173
                                       ----------     ----------

                                       $  (58,128)    $  (63,912)
                                       ----------     ----------
                                       ----------     ----------

    The consolidated effective tax rate differs from the statutory U.S. federal tax rate for the following reasons and by the following percentages:

                                            1995           1994
                                          PERCENT        PERCENT
                                          -------        -------
    Statutory U.S. federal tax rate         35.00 %        35.00 %

    Goodwill amortization                   (1.75)         (1.43)
    Stock compensation plans               (10.00)        (22.18)
    Business meals and entertainment        (2.23)         (8.79)
    State taxes net of federal benefit          -          (2.34)
    Valuation of temporary differences      (9.46)             -
    Grant revenue                               -          18.82
    Other                                   (4.22)          8.42
                                          -------       --------

                                          $  7.34 %     $  27.50 %
                                          -------       --------
                                          -------       --------


CONTINUED                                                                     17

    The significant components of the Company's deferred tax assets and liabilities at December 31 are as follows:

                                                1995           1994
                                            ----------      ---------
    Deferred tax assets:

    Operating losses                        $  210,507      $  48,049
    Research and experimentation credits        31,450         46,000
    Depreciation of fixed assets                 8,556         28,418
                                            ----------      ---------

    Total deferred tax assets                  250,513        122,467

    Valuation allowance                        (75,000)             -
                                            ----------      ---------

    Net deferred tax assets                    175,513        122,467
                                            ----------      ---------

    Deferred tax liabilities:

    Grant revenue                              (39,000)       (50,000)
                                            ----------      ---------

    Net deferred tax asset                  $  136,513      $  72,467
                                            ----------      ---------
                                            ----------      ---------

    For tax reporting purposes, the net operating loss carryforwards expire as follows: $55,000 in 2009 and $156,000 in 2010. The research and experimentation credits expire in 2010.

    Included in prepaid expense is a receivable of $166,957 which reflects the carryback of $24,487 and carryforward of $111,020 of operating losses, and $31,450 for the carryback of research and experimentation tax credits.

    The valuation allowance for the current year of $75,000 reflects the ongoing assessment of the recoverability of deferred tax assets by the Company.

11. STOCK OPTION AND RESTRICTED STOCK PLANS

    On December 1, 1992, the Board of Directors and Shareholders approved a Stock Option and Restricted Stock Plan Agreement. The plan is intended to advance the interests of the Company by providing employees with an additional incentive, encouraging stock ownership, increasing their proprietary interest in the success of the Company, and encouraging them to remain employees of the Company. The aggregate number of shares that may be issued pursuant to the plan is 30,000. All employees are eligible to participate in the plan.


CONTINUED                                                                     18

    As of December 31, 1995 and 1994, the Company had the following outstanding options:


                                                                       1995                        1994
                                                              -------------------------     -----------------------
                                                                             OPTIONS                      OPTIONS
                               EXERCISE        VESTING         TOTAL        VESTED AND       TOTAL      VESTED AND
     ISSUE DATE                 PRICE           PERIOD        OPTIONS       EXERCISABLE     OPTIONS     EXERCISABLE
- - -------------------------      --------        -------        -------       -----------     -------     -----------

December 1, 1992                $ 77.81        5 years          8,836          5,302          9,298          3,719
December 1, 1993                  89.55        5 years            335            134            445             89
                                                              -------        -------        -------        -------

                                                                9,171          5,436          9,743          3,808
                                                              -------        -------        -------        -------
                                                              -------        -------        -------        -------


    Options once exercised are subject to the Company's Shareholder's Agreement, including the limitations on the transfer of shares and mandatory repurchase requirements by the Company. In 1995, 295 (185 shares at $77.81; 110 shares at $89.55) vested options were exercised and 277 options were forfeited, due to death or termination of certain employees. As required, the Company repurchased the exercised options in the amount of $31,245. No options were exercised in 1994. During 1995 and 1994, the Company recognized $98,491 and $175,505 of compensation expense related to vested options.

    On December 1, 1993 the Company granted and issued 1,900 shares of common stock to certain employees under a Stock Bonus and Restricted Stock Agreement. The shares vest over a three year period and are subject to the Company's Shareholders' Agreement. As of December 31, 1995 and 1994, compensation expense recognized for these shares amounted to $48,775 and $56,715, respectively.

    The financial statements as of and for the year ended December 31, 1994, have been restated to recognize compensation expense for the Company's Stock Option and Restricted Stock plans. The cumulative effect of these adjustments increased the accumulated deficit by $127,263 at December 31, 1993. The effect on 1994, was an increase in the net loss of $155,206.


CONTINUED                                                                     19

12. SUBSEQUENT EVENT

    As of April 2, 1996, the Company was not in compliance with the minimum current ratio of its new borrowing agreement. The Company received a waiver from the bank on April 24, 1996, amending the requirement to 1.0 to
    1.0 through January 1, 1997. On April 25, 1996, the Company entered into a definitive agreement to merge with Barra, Inc.

                ROGERS CASEY & ASSOCIATES, INC. AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1993
                                   (UNAUDITED)

ROGERS CASEY & ASSOCIATES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET, DECEMBER 31, 1993
(UNAUDITED)


   ASSETS:
Current Assets:
   Cash and cash equivalents                                           $326,825
   Accounts receivable                                                  625,365
   Unbilled receivables                                               1,129,323
   Prepaid expenses & other                                             146,656
                                                                   ------------
      Total current assets                                            2,228,169
                                                                   ------------
Fixed Assets:
   Office Equipment                                                   1,013,057
   Furniture & Fixtures                                                 359,006
   Leasehold Improvements                                                95,546
                                                                   ------------
                                                                      1,467,609
   Less, Accumulated depreciation and amortization                    1,055,868
                                                                   ------------
      Total fixed assets, net                                           411,741
                                                                   ------------
Intangible assets:
   Organization costs, net of accumulated amortization of $114,679        2,816
   Goodwill, net of accumulated amortization of $34,888                 345,700
                                                                   ------------
      Total intangible assets                                           348,516
                                                                   ------------

Deposits                                                                 38,858

                                                                   ------------
      Total assets                                                   $3,027,284
                                                                   ------------
                                                                   ------------

      LIABILITIES and STOCKHOLDERS' EQUITY:
Current Liabilities:
   Notes payable to related parties, current portion                    182,691
   Accounts payable                                                      89,975
   Accrued expenses                                                     636,256
   Deferred revenues                                                    552,495
                                                                   ------------
      Total current liabilities                                       1,461,417

   Note payable to related parties                                      384,475

                                                                   ------------
      Total Liabilities                                               1,845,892
                                                                   ------------
Stockholders' equity:
   Common Stock, $.10 par value; 200,000 shares
      authorized; 112,156 shares issued; 103,325
      shares outstanding                                                 11,215
   Capital in excess of par                                           2,730,839
   Common Stock Subscribed, 7,814 shares                               (325,224)
   Accumulated deficit                                                 (306,451)
   Treasury Stock, at cost, 8,831 shares                               (763,568)
   Unamortized deferred compensation                                   (165,419)
                                                                   ------------
      Total stockholders' equity                                      1,181,392

                                                                   ------------
      Total liabilities and stockholders' equity                     $3,027,284
                                                                   ------------
                                                                   ------------


The accompanying notes are an integral part of the consolidated financial statements.

ROGERS CASEY & ASSOCIATES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1993
(UNAUDITED)



Revenues                                                            $10,184,193
                                                                   ------------


Operating Expenses:
   Compensation and benefits                                          7,243,552
   Selling, general and administrative                                2,981,277
                                                                   ------------
      Total operating expenses                                       10,224,829

                                                                   ------------
      Operating loss                                                    (40,636)

Interest income                                                          26,638
Interest expense                                                        (14,461)

                                                                   ------------
      Loss before income taxes                                          (28,459)

Income tax provision                                                    (13,117)

                                                                   ------------
      Net loss                                                         ($41,576)
                                                                   ------------
                                                                   ------------


The accompanying notes are an integral part of the consolidated financial statements.

ROGERS CASEY & ASSOCIATES, INC. AND SUBSIDIARIES

     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
     FOR THE YEAR ENDED DECEMBER 31, 1993
     (UNAUDITED)


                                             Capital         Common                                    Unamortized       Total
                               Common       in Excess        Stock       Accumulated      Treasury       Deferred     Stockholders'
                                Stock         of Par       Subscribed      Deficit         Stock       Compensation      Equity
                            ------------   ------------   ------------   ------------   ------------   ------------   ------------
Balance, December 31, 1992       $10,735     $2,263,232      ($509,292)     ($264,875)     ($140,494)            $0     $1,359,306

  Net loss                                                                    (41,576)                                     (41,576)

  Treasury stock purchased                                                                  (623,074)                     (623,074)

  Issuance of
    Restricte stock                  190        169,955                                                    (170,145)             0

  Vesting of
    Restricted Stock                                                                                          4,726          4,726

  Proceeds from sale
    of stock                         290        259,496                                                                    259,786

  Proceeds from
    subscribed stock
    notes receivable                                           184,068                                                     184,068

  Stock option compensation                      38,156                                                                     38,156

                            ------------   ------------   ------------   ------------   ------------   ------------   ------------
Balance, December 31, 1993       $11,215     $2,730,839      ($325,224)     ($306,451)     ($763,568)     ($165,419)    $1,181,392
                            ------------   ------------   ------------   ------------   ------------   ------------   ------------
                            ------------   ------------   ------------   ------------   ------------   ------------   ------------

The accompanying notes are an integral part of the consolidated financial statements.

ROGERS CASEY & ASSOCIATES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1993
(UNAUDITED)


Cash flows from operating activities
   Net loss                                                            ($41,576)
   Adjustments to reconcile net loss to cash
      provided by operating activities:
         Depreciation and amortization                                  219,377
         Increase in vested options and common stock                     38,156
         Changes in current assets and liabilities:
            Decrease in accounts receivable                              23,855
            Increase in unbilled receivables                           (267,285)
            Decrease in prepaid expenses and other                       23,832
            Decrease in accounts payable                                (12,759)
            Increase in accrued expenses                                  9,363
            Increase in deferred revenue                                117,008
            Decrease in deposits                                          1,429

                                                                   ------------
               Net cash provided by operating activities                111,400
                                                                   ------------

Cash flows from investing activities:
   Acquisition of fixed assets                                         (248,991)

                                                                   ------------
               Net cash used by investing activities                   (248,991)
                                                                   ------------

Cash flows from financing activities:
   Repayment of long-term debt                                          (70,833)
   Repayment of note payable to related party                           (20,244)
   Proceeds from sale of unrestricted stock                             264,512
   Repayment of capitalized lease obligations                           (12,752)
   Proceeds from subscribed stock notes receivable                      184,068
   Acquisition of treasury stock                                       (116,641)

                                                                   ------------
               Net cash provided by financing activities                228,110
                                                                   ------------

               Net increase in cash and cash equivalents                 90,519

Cash and cash equivalents, beginning of year                            236,306

                                                                   ------------
               Cash and cash equivalents, end of year                  $326,825
                                                                   ------------
                                                                   ------------

Supplemental disclosure of cash flow information:
   Cash paid during the year for:
      Interest                                                           $8,608
      Income taxes                                                      $99,775


The accompanying notes are an integral part of the consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)



1.   ORGANIZATION

     Rogers, Casey & Associates, Inc. (the "Company") was formed through the acquisition of a subsidiary company of Rogers, Casey & Barksdale, Inc. This was completed by means of a tax-free reorganization finalized on February 3, 1989.

     The Company offers a broad scope of investment related services to its clients, who primarily consist of pension funds or major corporations on behalf of their pension funds, who have responsibility for administering large pools of assets in pension funds and defined contribution programs. The services includes full service investment consulting, consulting in the area of alternative investments, special advisory programs and investment manager diagnostics.

     The Company wholly-owns the following subsidiaries:

          Rogers, Casey Consulting, Inc. - Provides services and needed involvement in order to build a strong investment program meeting client goals. The firm assists in financial planning, developing the appropriate asset mix, conducting special studies as needed, assisting in manager and fund selection, and monitoring performance.

          Rogers, Casey Alternative Investments, Inc. - Assists clients to allocate assets and evaluate specific investment vehicles within the alternative asset sectors. This subsidiary offers specialized consulting and managerial services in areas including real estate, venture capital, oil and gas, LBO's, and special situation funds.

          Rogers, Casey Investment Advisors, Inc. - Manages a limited number of investment programs. Investment programs currently offered included: segregated programs that follow a multiple-manager approach for retirement, thrift and 401(k) plan assets, Fulfillment funds, Style Funds and Development Funds.

          Rogers, Casey Manager Services, Inc. - Assists investment managers to formulate strategic business plans. Also offers advisory services to those interested in evaluating investment managers for potential merger and/or acquisition.

2.   SIGNIFICANT ACCOUNTING POLICIES

     Consolidated:

          The consolidated financial statements include all wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)



     Fixed Assets:

          Fixed assets are recorded at cost and are depreciated over five to seven years using the same methods that are used for the tax method of accounting except for leasehold improvements which are amortized over the lesser of the lease terms or the estimated useful lives of the improvements.

          Expenditures for maintenance and repairs are charged to expense as incurred. Expenditures which materially increase values, change capacities or extend useful lives are capitalized. Upon sale or retirement, the costs and related accumulated depreciation or amortization are eliminated from the respective accounts and the resulting gain or loss is included in operations.

     Intangible Assets:

          Organization costs are being amortized using the straight-line method over five years.

          Goodwill represents the excess of the purchase price over the fair value of certain net assets acquired from Berg Fiduciary Consultants, Inc. on April 27, 1990. Goodwill is being amortized on a straight-line basis over a forty-year period.

     Cash and Cash Equivalents:

          For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Revenue Recognition:

          Revenues related to performing investment advisory services and delivering business publications is recognized at the time services are performed or publications are mailed. Deferred revenues represent proceeds received in advance of performing services or mailing publications.

     Income Taxes:

          The Company utilizes the asset and liability method of accounting for deferred income taxes. This method requires the recognition of deferred tax assets and liabilities for the expected future tax consequence of differences between tax and financial reporting bases of assets and liabilities.

          The provision for income taxes differs from the amounts currently payable because of temporary differences in the recognition of certain income and expense items for

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)



          financial reporting and tax reporting purposes, primarily depreciation and amortization related to leasehold improvements. In addition, income tax expense includes the effect of changes in the Company's assessment of the recoverability of its net deferred tax assets, if any.

          Effective January 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). Accordingly, for the year ended December 31, 1993, all disclosures are in accordance with the new rules. Under the provisions of SFAS 109, the company elected not to restate prior year's consolidated financial statements. The cumulative effect of initial adoption on prior year's retained earnings was not significant. Additionally, the effect of the adoption of SFAS 109 on net loss was not significant.

     Concentration of Credit Risk:

          The company generated approximately 8% of its revenues from one customer for the year ended December 31, 1993. The Company maintains all of its cash and cash equivalents with, and obtains all of its financing from, one financial institution.

3.   LONG-TERM DEBT AND REVOLVING CREDIT LINE

     Long-term debt consisted of a term loan agreement providing for monthly installments of $4,167. The note bears interest at .50% above the bank's prime rate (6.00% at December 31, 1993). The Company's assets were pledged as collateral under the agreement. During 1993, the Company paid off the entire balance.

     Interest expense related to the term loan agreement was $1,859.

     The Company has a revolving credit line maturing June 1, 1994 with a bank which is renewable each year. The maximum borrowing capability under the revolving credit line is $400,000 as of December 31, 1993. As of December 31, 1993, there were no amounts outstanding.

     The revolving credit line bears interest at .50% above the bank's prime rate (6.00% at December 31, 1993). The Company's assets are pledged as collateral under the agreement.

     Interest expense related to the revolving credit line was $-0- for 1993.

     Under the revolving credit line agreement, the Company is required to comply with certain covenants. These covenants require the Company to not cause or permit the following: incur or permit any lien, mortgage or encumbrance against any of its assets;

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)




     incur any indebtedness; sell, lease, pledge or dispose of any collateral; assume or guarantee obligations of others; merge or consolidate with any corporation; acquire stocks or obligations of another entity or declare a dividend or other distribution. In addition, the Company is required to maintain certain levels of working capital and tangible net worth along with certain financial ratios.

4.   RELATED PARTY

     During 1993, the Company repurchased 6,958 shares of its stock from former officers of the Company at fair market value of $623,074 for a combination of cash and notes payable, determined in accordance with the Company's Employee Stock Purchase Plan. Balances of notes payable at December 31, 1993 are as follows:

          Note payable to related party, due in annual
               installments of $20,244 through
               September 27, 1996                                $  60,733

          Note payable to related party, due in annual
               installments of $12,447 through July 30, 1996        37,342

          Note payable to related party, due with a single
               payment of $150,000 on August 1, 1994 and
               then in annual installments thereafter of
               $106,364 through August 1, 1997                     469,091
                                                                 ---------
                                                                   567,166
                    Less, Current portion                         (182,691)
                                                                 ---------
                                                                 $ 384,475
                                                                 ---------
                                                                 ---------

     The notes bear interest at prime (6.00% at December 31, 1993). Interest expense related to the notes were $10,711 in 1993. The notes are subordinate to the revolving credit line agreement, which is discussed in
     Note 3.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)




5.   CAPITALIZED LEASE OBLIGATIONS AND OTHER LEASE COMMITMENTS

     Capitalized Lease Obligations:

          Machinery and equipment at December 31, 1993 includes $63,412 of equipment under leases that have been capitalized. Accumulated depreciation for this equipment was $56,987 at December 31, 1993.

     Other Lease Commitments:

          The Company conducts its operations from facilities that are leased under a noncancellable operating lease expiring March 31, 1995. There is an option to renew the lease for an additional five years at a fair market value monthly rental.

          Future minimum lease rental commitments under this lease are as follows: 1994, $350,448; and 1995, $87,612

          Rent expense, including storage space under this operating lease was $344,129 for the year ended December 31, 1993.

6.   COMMON STOCK SUBSCRIBED

     On December 20, 1990, five employees entered into an agreement with the Company to purchase the Company's common stock at fair market value determined in accordance with the Company's Employee Stock Purchase Plan. The Plan contains, among other provisions, limitations on the transfers of share and mandatory purchase requirements by the Company upon the occurrence of certain events as defined by the agreement. Prior to 1991, these employees executed notes totaling $307,197 payable to the Company due in annual installments through March 1, 1995 plus annual interest at the prime rate plus 1% based upon the rate at March 1 of the prior year. As of December 31, 1993 $55,294 were still due on the notes. Interest income related to these notes was $9,067 in 1993. These notes are collateralized by the common stock purchased.

     On December 28, 1993, 19 employees entered into agreements with the Company to purchase the Company's common stock at fair market value determined in accordance with the Company's Shareholder Agreement. The Agreement contains, among other provisions, limitations on the transfers of share and mandatory purchase requirements by the Company upon the occurrence of certain events as defined by the Agreement. Portions of the stock purchased are also subject to the Restricted Stock Agreement which restricts the amount the Company would have to pay for the shares should the employee leave within a three-year period. In addition, 12 employees executed notes totaling $269,931 payable to the Company due in annual installments through December 28, 1995, plus annual interest at the prime rate based upon the prime rate at

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)




     December 28 of the prior year. As of December 31, 1993, $269,931 was still due on the notes. There was no interest income in 1993. These notes are collateralized by the common stock purchased.

7.   EMPLOYEE BENEFIT PLANS

     The Company has two qualified defined contribution retirement plans. The 401(k) plan consists of contributions by the employee with a Company match of $51,493 in 1993.

     The profit sharing plan covers substantially all of its employees. Contributions are determined at year-end and are at the discretion of the Company. Once the dollar amount has been decided by the trustees, the funds are distributed to participants in accordance with the terms of the Company's Profit Sharing and Savings Plan Document. The amount determined for 1993 was $400,000.

8.   INCOME TAXES

     The provision for income taxes for the year ended December 31, 1993 consists of the following:

          Current:
               Federal                            $  6,644
               State and local                       6,473

          Deferred:
               Federal                                -
               State and local                        -
                                                  --------
                                                  $ 13,117
                                                  --------
                                                  --------


     The difference between the benefit for Federal income taxes computed by applying the statutory Federal income tax rate and income tax expense is attributable to state and local taxes, officers' life insurance and other miscellaneous items.

     Deferred tax accounts as of December 31, 1993 are comprised of the following:

          Deferred tax assets                     $ 21,841
          Deferred tax liabilities                   1,632
                                                  --------
                                                    20,209
          Valuation allowance                      (20,209)
                                                  --------

                    Net deferred tax balance      $    -
                                                  --------
                                                  --------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)




     The primary temporary differences giving rise to these deferred tax balances include depreciation and contribution carry-forwards.

9.   STOCK OPTION AGREEMENT

     On December 1, 1992, the Board of Directors and Shareholders approved a Stock Option and Restricted Stock Plan Agreement. The plan is intended to advance the interests of the Company by providing employees with an additional incentive, encouraging stock ownership by such individuals, increasing their proprietary interest in the success of the Company and encouraging them to remain employees of the Company. The aggregate number of shares that may be issued pursuant to the plan is 30,000. All employees are eligible to participate in the plan.

     As of December 31, 1993, the Company had the following outstanding options:


                         EXERCISE        TOTAL       OPTION       VESTING
        ISSUE DATE        PRICE         OPTIONS      VESTED       PERIOD
        ----------       --------       -------      ------       -------

     December 1, 1992      $77.81         9,298       1,860       5 Years
     December 1, 1993       89.55           445           -       5 years


Options once exercised are subject to the Company's Shareholder's Agreement, including the limitations on the transfer of shares and mandatory repurchase requirements by the Company. During 1993, the Company recognized $38,156 of compensation expense related to vested options.